                                                                    EXHIBIT 23.2






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Pro Tech Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated December 12, 1996, relating to the balance sheet of Pro Tech Communications, Inc. as of October 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the October 31, 1996 annual report on Form 10-KSB of Pro Tech Communications, Inc.

                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------



Tampa, Florida
July 31, 1998